Exhibit 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Standard Automotive Corporation
Hillsborough Township, New Jersey

      We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated June 3, 1997 (July 3, 1997 as to the last paragraph of Note 10 and August 11, 1997 as to Note 11), relating to the financial statements of Ajax Manufacturing Company which is contained in that Prospectus.

      We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                          /s/ BDO SEIDMAN, LLP
                                          ------------------------
                                          BDO SEIDMAN, LLP
                                          Woodbridge, New Jersey
                                          August 12, 1997


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